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                                 UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                             Washington, DC 20549


                                   FORM 8-K

                                CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report:  February 18, 1998


                           CECO ENVIRONMENTAL CORP.
             ----------------------------------------------------
              (Exact name of registrant as specified in charter)


          New York                        0-7099                  13-2566064
----------------------------           -----------           -------------------
(State or other jurisdiction           (Commission             (IRS Employer
    of incorporation)                    File No.)           Identification No.)


505 University Avenue, Suite 1400
         TORONTO, ONTARIO                                          M5G 1X3
-----------------------------------------                      ---------------
(Address of principal executive offices)                         (Zip Code)

(Registrant's telephone number, including area code:  (416) 593-6543

ITEM 9.           SALES OF EQUITY SECURITIES PURSUANT TO REGULATION S

     On February 18, 1998, CECO Environmental Corp. (the "Registrant") agreed to issue 281,768 shares of common stock in exchange for 281,768 shares of common stock of CECO Filters, Inc. ("Filters") to a single off-shore investor. The Registrant owns more than eighty percent (80%) of the issued and outstanding capital stock of Filters. The transaction was effected directly by the Registration with the off-shore investor. The Registrant has claimed an exemption from registration under Regulation S promulgated under the Securities Act of 1933 in connection with the issuance of the 281,768 shares of common stock. The Registrant meets the qualifications required for an exemption under Rule 903 of Regulation S promulgated under the Securities Act of 1933. The issuance of the shares of common stock was made in conformance with the requirements of Regulation S as follows: a Stock Exchange Agreement was signed by the off-shore investor which agreement (i) includes a number of representations and warranties by the investor as to its status as a non-U.S. person, (ii) contains a restrictive legend stating that the shares of common stock cannot be resold except in accordance with Regulation S, and (iii) contains representations, warranties and covenants from the investor with respect to the investor's current and future compliance with the requirements of Regulation S.

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                                 CECO ENVIRONMENTAL CORP.



Dated:  February 18, 1998                        /s/  Phillip DeZwirek
                                                 ------------------------------
                                                 Phillip DeZwirek
                                                 Chief Executive Officer and
                                                 Chief Financial Officer